

WESTMORELAND COAL COMPANY

Third Quarter 2017
Earnings Webcast & Conference Call
October 31, 2017

Safe Harbor

This presentation contains forward-looking statements — that is, statements about future, not past, events. These forward-looking statements often relate to our future performance and management's expectations for the future, including statements about our financial outlook. Our forward-looking statements are based on estimates and assumptions that we believe are reasonable. Actual results could be materially different from our forward-looking statements. The factors that could cause actual results to differ are discussed in our periodic filings with the Securities and Exchange Commission. Statements regarding our financial guidance and all other forward-looking statements speak only as of the date of our third quarter earnings release, October 31, 2017. We have no duty to update or revise any forward-looking statements to conform the statements to actual results or to reflect new information or future events.



Compelling Investment Thesis:
Westmoreland – An Attractive Risk-Reward Profile Investment

- Compelling valuation
  - Excellent free cash flow yield
  - Executing on near-term catalysts
- Long-term margin-protected customer contracts
  - Customer plants positioned for the long term
  - Investment-grade counterparties
  - Provide EBITDA and free cash flow visibility and security
- Mine-mouth operations
  - Low-cost and competitive with natural gas
  - Average delivered cost equivalent $1.55 per MBtu.
- Westmoreland Coal Company
  - No significant long-term debt maturities until 2020
  - Evaluating options to optimize capital structure
- WMLP is a stand-alone, fully ring-fenced affiliate
  - Westmoreland is currently evaluating options for WMLP
  - Pursuing accretive and deleveraging strategy for Westmoreland
- Developing a long-term, value-creating plan:
  - Balancing deleveraging in a prudent manner
  - Contract extensions
  - Maximize the long-term risk-adjusted return to shareholders



Maximizing the long-term, risk adjusted return

Free cash flow, free cash flow yield and EBITDA are non-GAAP measures.

Compelling Investment Thesis:

Near-Term Value Creating Catalysts

- Final resolutions for non-core assets:
  - Closed sale of ROVA, secured release of related cash collateral
    - October gross proceeds of $17 million in excess of free cash flow guidance
  - Continued discussions on Coal Valley sale
    - Secure reclamation liability relief
    - Create potential for operating agreement at Coal Valley
- Optimize capital structure
  - Address WMLP debt maturity with engaged advisors
  - Refinance/restructure San Juan debt
  - Pursue accretive strategy for Westmoreland Coal Company
  - Employ holistic approach to strengthen balance sheet over time
- Generate significant free cash for debt reduction
  - Engaged process improvement consultants to identify additional opportunities





Focused on creating shareholder value

Compelling Investment Thesis:
Well-Positioned, Strong Business Model

- Optimistic about contract renewals, particularly in U.S.
- Differentiated business model
  - Contracts protect volumes, cash flow, recovery of capital
  - Canadian business weighted towards Saskatchewan
  - Largest Canadian mine has carbon capture capabilities
- Reclamation provides cash flow stream beyond end of contract



Focused on Value Creation

Third Quarter Results:

Strong Operating Performance

- **Consolidated**
  - Adjusted EBITDA of $62.6 million and $183.4 million in quarter and year-to-date, respectively
  - Influenced by strategic actions (Capital Power payment, contract changes), ongoing Ohio pressure
- **Coal – US segment:**
  - Adjusted EBITDA of $34.3 million and $85.4 million in quarter and year-to-date, respectively
  - Reflects Colstrip contract changes
- **Coal – Canada segment:**
  - Adjusted EBITDA of $13.5 million and $71.2 million in quarter and year-to-date, respectively
  - Coal Valley, Estevan pressure
- **Coal – WMLP segment:**
  - Adjusted EBITDA of $21.2 million and $52.9 million in quarter and year-to-date, respectively
  - Ohio softness, offset by lower costs, volume pickup at Kemmerer

On Track to Achieve Guidance

Third Quarter Results:
Financial Strength

Year to Date September 30, 2017 Free Cash Flow

(in millions)

Cash flow provided by operating activities	$ 21.2
Plus: Loan and lease receivable	$ 50.5
Less: Capital expenditures	$ 25.4
Total Free Cash Flow	$ 46.3



September 30, 2017

(in millions)

• Cash on hand	$ 44.1
• Net debt & capital leases - WLB	$ 752.8
• Net debt & capital leases – WMLP	$ 304.2
• Credit facility liquidity available[1]	$ 31.5

Financial Flexibility

[1] Includes availability of $16.7 million under the WLB Revolver and $14.8 million under the WMLP Revolver, which is not available to Westmoreland Coal Company for borrowings

2017 Outlook

Coal Sales	Adjusted EBITDA	Free Cash Flow	Capital Expenditures
40-50 Million Tons	$250-$270 Million	$90-$115 Million	$40-$45 Million
• Expired Jewett & Beulah contracts • Conservative weather outlook • First half operational issues • Ohio market pressure • Shift in sales mix	• Key contract renewals • First half operational issues • $10 million non-cash EBITDA benefit from ROVA resolution	• Accelerated collection from Capital Power • $17 million ROVA cash additive to guidance	• Disciplined approach • Effective maintenance programs • No expected significant step-up

2017 Priorities

- Continued strong safety performance
- "Preserve the base" - Maximize our customers' competitive positions
- Final resolutions for non-core assets
- Generate significant free cash
- Strengthen the balance sheet
- Address WMLP debt maturity



Consistent Model; Solid Free Cash Flow Generation

The Westmoreland Difference:

Low-Risk Contracts. Exceptional Assets. Significant Cash Flow Yield.

Superior Contracts



- Long-term customer contracts
- Minimal coal pricing exposure
- Cost protection

Exceptional Assets



- Mine-mouth positioning
- Lowest cost power generation
- Outstanding mine operator

Outstanding Cash Flow



- Highly visible, consistent cash flows
- Successful acquisition integrations
- Cash optimization and savings initiatives

Attractive Investment With an Asymmetric Risk-Reward Profile



Appendix

Non-GAAP reconciliations

To supplement the Company's consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses several non-GAAP financial measures to monitor and evaluate its performance. These non-GAAP financial measures may include EBITDA, adjusted EBITDA, and free cash flow. These non-GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, the Company's non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. The Company believes these non-GAAP financial measures provide useful information to investors for analysis of the Company's business. The Company also refers to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes these non-GAAP financial measures are widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the coal and mining industries. Many investors use the published research reports of these professional research analysts and others in making investment decisions.

Free Cash Flow

Free cash flow represents net cash provided by operating activities less additions to property, plant and equipment ("CAPEX" or "capital expenditures") plus net customer payments received under loan and lease receivables. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss), or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy the Company's debts, after giving consideration to those expenses required to maintain the Company's assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, the Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	**Nine Months Ended September 30,**	
	2017	**2016**
	(In thousands)	
Net cash provided by operating activities	$ 21,154	$ 85,103
Less cash paid for property, plant and equipment	(25,365)	(30,619)
Net customer payments received under loan and lease receivables	50,488	2,711
Free cash flow	$ 46,277	$ 57,195







Non-GAAP reconciliations

EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company's cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company's working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company's debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses Adjusted EBITDA to assess operating performance.

Reconciliation of Net (Loss) Income to Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
	(In thousands)			
Net loss	$ (19,300)	$ (18,607)	$ (107,124)	$ (21,095)
Income tax benefit	(440)	(1,625)	(1,406)	(49,660)
Interest income	(1,012)	(1,374)	(2,942)	(5,521)
Interest expense	30,017	30,882	89,388	90,669
Depreciation, depletion and amortization	38,066	40,860	114,131	113,097
Accretion of asset retirement obligation	11,358	10,280	33,795	30,230
Amortization of intangible assets and liabilities	(267)	(225)	(801)	(652)
EBITDA	58,422	60,191	125,041	157,068
Advisory fees [(1)]	1,849	—	2,774	—
Loss (gain) on foreign exchange	1,739	(220)	3,391	1,531
Acquisition-related costs	—	—	—	568
Customer payments received under loan and lease receivables [(2)]	—	2,582	50,489	7,969
Derivative (gain) loss	(4,667)	5,442	(6,571)	2,164
Loss on sale/disposal of assets and other adjustments	3,874	4,148	4,399	7,515
Share-based compensation	1,366	1,391	3,846	5,925
Adjusted EBITDA	$ 62,583	$ 73,534	$ 183,369	$ 182,740

(1) Amount represents fees paid to financial and legal advisers related to the assessment of Westmoreland's capital structure. These advisers, together with Westmoreland's management and board of directors, are developing and evaluating options to optimize Westmoreland's overall capital structure.

(2) Represents a return of and on capital. These amounts are not included in operating income or operating cash flows as the capital outlays are treated as loan and lease receivables, but are included within adjusted EBITDA so that the cash received by the Company is treated consistently with all other contracts within the Company that do not result in loan and lease receivable accounting. During the first quarter of 2017, the Company received $52.5 million from its customer at the Genesee mine, representing an accelerated repayment of all outstanding loan and lease receivables. We will continue to provide contract mining services at the Genesee mine. We have no further obligation to make any capital expenditures. All future capital expenditures at the Genesee mine will be funded by the customer pursuant to the Company's contractual arrangement with the customer. Accordingly, there will be no additional payments from the customer at the Genesee mine in the form of loan and lease repayments, however, the Company will continue to manage the Genesee mine and earn a management fee pursuant the contract mining arrangement.



WESTMORELAND COAL COMPANY